UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2022
_______________________________________________________________

HANJIAO GROUP, INC.

(Exact name of registrant as specified in its charter)

nevada	000-55999	83-2187195
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1206, 12th Floor, 301, 3-17 F, Building 5

Block 1, Hangfeng Road

Fengtai District, Beijing

People's Republic of China

(Address of principal executive offices) (Zip Code)

+ 86 185 1685 0587
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.0001	HJGP	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2022, SHAN Yonghua resigned from his positions as the Chief Financial Officer and Director of Hanjiao Group, Inc. (the “Company”). Mr. Shan’s departure was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Effective April 30, 2022, the following individuals were appointed to serve in the offices set forth next to their names and to fill the vacancies caused by Mr. Shan’s resignation until their successor(s) shall be duly elected or appointed, unless he or she resigns, is removed from office or is otherwise disqualified from serving as a director or officer of the Company.

Name	Age	Office(s)
GAO Xuewei	44	Director
XU Honggang	46	Chief Financial Officer

Mr. Honggang Xu, 46 years old, was appointed to serve as our Chief Financial Officer on April 30, 2022. He joined Beijing Yingjun Technology Co., Ltd. (Beijing VIE) in 2020 and has served as the Financial Director of Beijing VIE since July 2020. Mr. Xu is mainly responsible for the major work related to listing in the United States. He has nearly 25 years of working experience in financial management, tax planning and IPO preparation. During May 2018 to December 2019, Mr. Xu served as the Chief Financial Officer of Beijing Dingshang Wealth Asset Management Co., Ltd. From July 2016 to April 2018, Mr. Xu served as Chief Financial Officer of Beijing New Match Point Sports Investment Co., Ltd. From May 2008 to May 2016, he held the position of financial controller in the Irish Saongroup. Mr. Xu graduated from Changsha University of Science and Technology with a bachelor's degree in Economics in 1997 with a major in accounting. Mr. Xu obtained the American Certified Management Accountant (CMA) qualification certificate in September 2017 and the Australian Public Accountant (IPA) certificate and the British Financial Accountant (IFA) certificate in January 2018.

Ms. Xuewei Gao, 44 years old, was appointed to serve as our Director on April 30, 2022. She joined Beijing VIE in 2016 and has served as the Financial Manager of Beijing VIE since December 2016. Ms. Gao is mainly responsible for the financial operation of the company. She has over 20 years of working experience in Finance. During May 2011 to December 2016, Ms. Gao served as the financial controller in Changcheng Group. She brings to the Board her experience in financial planning and financial management.

Ms. Xuewei Gao is the wife of director Tian Zhihai. Mr. Honggang Xu does not have a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Honggang Xu is a party to a Labor Contract dated April 30, 2022, pursuant to which Mr. Xu agreed to serve as the Chief Financial Officer of the Company. Pursuant to the Labor Contract, Mr. Xu will receive a monthly salary of RMB 35,000 (approximately $5,294). The Labor Contract expires December 31, 2024.

The foregoing description of the Labor Contract is qualified in its entirety by reference to the Labor Contract which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Ms. Xuewei Gao will not receive compensation in connection with her service on our Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Labor Contract, dated April 30, 2022, by and between Beijing Yingjun Technology Co., Ltd. and Xu Honggang. *

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANJIAO GROUP, INC.
Dated: April 30, 2022

	By:	/s/ Tian Xiangyang
Tian Xiangyang
Chief Executive Officer

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